                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                    Lifecore Biomedical, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                            LIFECORE BIOMEDICAL, INC.
                              3515 Lyman Boulevard
                                Chaska, MN 55318
                                 (612) 368-4300


                            _________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 16, 1995
                            _________________________



     Notice is hereby given that the Annual Meeting of Shareholders of Lifecore Biomedical, Inc., will be held in the Auditorium of the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota 55402 on Thursday, November 16, 1995 at 3:30 p.m., local time, for the following purposes:

     1.   To elect three (3) directors to hold three-year terms.

     2. To ratify and approve the selection of independent certified public accountants for the Company for the current fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on September 25, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                   By Order of the Board of Directors,



                                   James W. Bracke, PRESIDENT

Minneapolis, Minnesota
October 23, 1995

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                            LIFECORE BIOMEDICAL, INC.


                                   ----------

                                 PROXY STATEMENT

                                   ----------


     This Proxy Statement is furnished to the shareholders of Lifecore Biomedical, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on November 16, 1995, and at any adjournment thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers and directors of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's common stock registered in the names of their nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company's principal offices are located at 3515 Lyman Boulevard, Chaska, Minnesota 55318. The mailing of this Proxy Statement to shareholders of the Company was commenced on or about October 23, 1995.

     Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation of a written proxy by request in person at the Annual Meeting; but if not so revoked, the shares represented by such proxy will be voted.

     The total number of shares of stock outstanding and entitled to vote at the meeting as of September 25, 1995 consisted of 7,998,417 shares of $.01 stated value common stock. Each share of common stock is entitled to one vote, and there is no cumulative voting. Only shareholders of record at the close of business on September 25, 1995 will be entitled to vote at the meeting. The presence in person or by proxy of holders of thirty-three and one-third percent (33-1/3%) of the shares of common stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for vote, but as unvoted for purposes of determining the approval of the matter from which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action, and are not properly omitted by issuer action in accordance with the proxy rules. The Company's Bylaws also provide that shareholders may present proposals for shareholder action by giving notice to the Secretary of the Company not less than 50 days nor more than 75 days prior to the meeting (or if less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, not later than the 10th day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). Notice relating to the conduct of such business at an annual meeting must contain certain information about such business and the shareholder who proposes to bring such business before the meeting, the reasons for conducting such business at the annual meeting, the name and address of such shareholder, and any material interest of such shareholder in the business he or she proposes. The Company's Annual Meeting for the fiscal year ending June 30, 1996 is expected to be held on or about November 15, 1996, and proxy materials in connection with that meeting are expected to be mailed on or about October 7, 1996.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents information provided to the Company as to the beneficial ownership of the Company's common stock as of September 25, 1995 by
(i) all persons known by the Company to be the beneficial owner of more than 5% of such stock; (ii) each of the directors of the Company; (iii) each executive officer named on the table on page 6; and (iv) all officers and directors as a group.


       NAME AND ADDRESS OF              AMOUNT BENEFICIALLY      PERCENT OF
        BENEFICIAL OWNER                     OWNED(1)              CLASS
-----------------------------------     -------------------      ----------

Johnson & Johnson Development Corp.
  One Johnson & Johnson Plaza
  New Brunswick, NJ 08933...............     757,396(2)             9.5%

Perkins Capital Management, Inc.
  730 East Lake Street
  Wayzata, MN 55391.....................     588,760(3)             7.4%

James W. Bracke, Ph.D...................     195,280(4)             2.4%

Orwin L. Carter, Ph.D...................     23,666(5)                 *

Joan L . Gardner........................     14,750(6)                 *

John C . Heinmiller.....................      2,000                    *

Robert P. Hickey........................         --                   --

Donald W. Larson........................     29,966(7)                 *

Richard W. Perkins......................     70,666(8)                 *

Directors and officers as a group
(11 persons)............................    473,332(9)              5.7%

_______________________
*    Less than 1%

(1) Unless otherwise indicated, ownership is direct and the person has full voting and investment power.

(2) Based upon the content of a statement filed as of August 8, 1994 pursuant to Section 13(g) of the Securities Exchange Act of 1934.

(3)  Based upon the content of a statement filed as of July 31, 1995 pursuant to
     Section 13(g) of the Securities Exchange Act of 1934. Excludes shares beneficially owned by Richard W. Perkins, the controlling shareholder of Perkins Capital Management, Inc. and a director of the Company.

(4) Includes 61,391 shares held by Dr. Bracke's wife, 50,056 shares held jointly by Dr. Bracke and his wife, 7,000 shares held by Dr. Bracke's children and 76,833 shares which Dr. Bracke has the right to purchase pursuant to stock options which are or will become exercisable within sixty days of the date hereof.

(5) Includes 22,666 shares which Dr. Carter has the right to purchase pursuant to stock options which are or will become exercisable within sixty days of the date hereof.

(6) Includes 4,250 shares held by a partnership in which Ms. Gardner is a partner and 10,000 shares which Ms. Gardner has the right to purchase pursuant to stock options which are or will become exercisable within sixty days of the date hereof.

(7) Includes 19,666 shares which Mr. Larson has the right to purchase pursuant to stock options which are or will become exercisable within sixty days of the date hereof.

(8) Includes 45,000 shares held by various trusts of which Mr. Perkins is the sole trustee, 6,000 shares held by a foundation created by Mr. Perkins and 19,666 shares which Mr. Perkins has the right to purchase pursuant to stock options which are or will become exercisable within sixty days of the date hereof. Excludes 588,760 shares held for the accounts of clients of Perkins Capital Management, Inc. ("PCM"), a registered investment advisor of which Mr. Perkins is the controlling shareholder. PCM has the right to sell the shares but does not have voting power over the shares. Mr. Perkins and PCM disclaim beneficial interest in the shares held for the account of PCM clients.

(9) Includes 251,783 shares which certain directors and officers have the right to purchase pursuant to stock options which are or will become exercisable within sixty days of the date hereof.

                            1.  ELECTION OF DIRECTORS

     Three directors will be elected to three-year terms at the Annual Meeting. Pursuant to the Company's Articles of Incorporation, the Board of Directors is divided into three classes of directors, with each director serving a three-year term. Each year only one class of directors is subject to a shareholder vote, and approximately one-third of the directors (presently, two directors in each of two classes and three directors in one class) belong to each class.

     Management has nominated for election the persons named below. The nominees are currently directors of the Company and have consented to being named as nominees. It is intended that proxies will be voted for such nominees. The Company believes that the nominees named below will be able to serve but, should a nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as management may propose. The names and ages of the directors and their principal occupations are set forth below, based upon information furnished to the Company by the directors.

                                                                    DIRECTOR
NAME AND AGE                  PRINCIPAL OCCUPATION                    SINCE
------------                  --------------------                    -----

TO BE NOMINATED FOR ELECTION FOR A THREE-YEAR TERM:

Richard W. Perkins (64)       President and CEO, Perkins Capital
                              Management, Inc.                        1983
John C. Heinmiller (41)       Vice President of Finance and
                              Administration, Daig Corporation        1994
Robert P. Hickey (49)         President, Roberts Healthcare
                              Resources                               1995


THE DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING AND WHOSE TERMS WILL EXPIRE IN 1996:

James W. Bracke, Ph.D. (48)   President and CEO of the Company        1983
Joan L. Gardner (50)          Community Volunteer                     1992


THE DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING AND WHOSE TERMS WILL EXPIRE IN 1997:

Donald W. Larson (66)         Publisher, Business Newsletter          1983
Orwin L. Carter, Ph.D. (53)   Private Consultant                      1989


OTHER INFORMATION REGARDING THE BOARD


     Mr. Perkins is President, Chief Executive Officer and a director of Perkins Capital Management, Inc., Wayzata, Minnesota, where he has held those positions since January 1985. Mr. Perkins is a director of the following public companies: Atrix International, Inc., Bio-Vascular, Inc., Celox Corporation, Children's Broadcasting Corporation, CNS, Inc., Discus Acquisition Corporation, Eagle Pacific Industries, Inc., Garment Graphics, Inc., and Nortech Systems, Inc. He has been a director of Lifecore since 1983.

     Mr. Heinmiller is currently Vice President of Finance and Administration and a director of Daig Corporation, which designs, manufactures and markets medical devices for cardiovascular applications. He was Vice President of Finance and Chief Financial Officer of the Company from October 1991 to February 1995. Prior to October 1991, Mr. Heinmiller was an employee of Grant Thornton LLP, a national CPA firm and he was a partner of that firm from 1986 to 1991.
He became a director of the Company in November 1994.

     Mr. Hickey has been President of Roberts Healthcare Resources, a consulting firm focused on management support to small companies and venture funds, since 1994. From 1975 to 1994, he was with Johnson & Johnson Companies in various capacities, most recently as Vice President of Marketing and a director of Ethicon, Inc. He has been a director of Lifecore since January 1995.

     Dr. Bracke was appointed President and Chief Executive Officer and a director in August 1983 and Secretary in March 1995. He jointed the Company in February 1981 as Senior Research Scientist. The Company has an employment agreement with Dr. Bracke that extends through June 1998. Dr. Bracke's employment agreement prohibits him from competing with the Company for three years after termination of employment. In the event of termination upon a change in control of the Company, the employment agreement provides that Dr. Bracke will receive a sum equal to 300% of his base salary.

     Ms. Gardner has had a career in community service. She is currently serving on the Board of Children's Health Care, the newly merged entity of Saint Paul Children's Hospital and Minneapolis Children's Medical Center, and chairs its Quality Committee. She formerly chaired the Boards of Trustees of the Biomedical Research Institute and The Children's Hospital Incorporated and served on the board of the National Association of Children's Hospitals and Related Institutes and chaired its Education Council. Ms. Gardner joined the Company's Board in November 1992.

     Mr. Larson is a self-employed business publisher and editor. He has been editor and publisher of BUSINESS NEWSLETTER since 1980. Prior to 1980, he was editor and publisher of CORPORATE REPORT MINNESOTA. He has been a director of the Company since 1983.

     Dr. Carter is currently a private consultant to the diagnostic device industry. From December 1989 through September 1994, he served as President and Chief Executive Officer of INCSTAR Corporation. He then served as Chairman until March 1995. INCSTAR Corporation manufactures and markets test kits and related products used by major hospitals, clinical reference laboratories and researchers involved in diagnosing and treating immunological conditions. He has been a director of the Company since 1989 and is also a director of Theragenics Corporation.

     COMMITTEES. Ms. Gardner (Chairman), and Messrs. Larson, Perkins and Heinmiller serve as members of the Audit Committee of the Board of Directors. The Audit Committee met two times in fiscal 1995. Among other duties, the Audit Committee reviews the scope of the independent audit, considers comments by the auditors regarding internal controls and accounting procedures, and considers management's response to those comments. Dr. Carter (Chairman), Ms. Gardner and Messrs. Perkins and Hickey serve as members of the Compensation Committee of the Board of Directors. The Compensation Committee makes recommendations to the Board with respect to executive and key employee compensation. The Compensation Committee held three meetings in fiscal 1995. Mr. Perkins (Chairman), Dr. Carter and Ms. Gardner currently serve as members of the Nominating Committee of the Board of Directors. The Nominating Committee makes recommendations to the Board with respect to nominees to serve on the Board of Directors. The Nominating Committee met one time in fiscal 1995.

     MEETINGS.   During fiscal 1995 the Board of Directors met seven times.
Each of the current directors, while a member of the Board, attended 75% or more of the meetings of the Board of Directors and any committee of the Board on which such director served.

     REMUNERATION OF DIRECTORS. Directors who are not officers of the Company receive a fee of $500 per month.

     The 1990 Stock Plan (the "1990 Plan") provides for the automatic granting of a defined number of options to non-employee directors. Such options are granted to each person who is not an employee of the Company and who (i) was serving as a director on the date the 1990 Plan was approved by shareholders, or
(ii) was elected a director (whether by vote of shareholders or directors) subsequent to September 27, 1990 and who was not serving as a director at such date. Each such person automatically receives, as of the date of such election, a non-qualified option to purchase 10,000 shares of common stock with the option price equal to the fair market value of the Company's common stock on such date. The options have ten-year terms and are exercisable, as to one-third of the shares subject to the option, beginning one year after the date of option grant; as to the second third, beginning two years after the date of option grant; and as to the last third, beginning three years after the date of option grant. At the third anniversary date of an option grant, a non-employee director who continues to serve as a member of the Board shall automatically be granted an option to purchase an additional 10,000 shares of stock with the option price equal to the fair market value of the Company's common stock on such date. Any vested portion of these options will not expire upon termination of service as a director.

     No stock appreciation rights may be granted in connection with options to non-employee directors. Under the 1990 Plan, the maximum number of shares as to which options may be granted to all non-employee directors is 200,000 shares, and the maximum number of shares as to which options may be granted to any one non-employee director is 20,000 shares. Pursuant to the automatic grant feature of the 1990 Plan, Mr. Hickey was granted an option to purchase 10,000 shares at $3.875 on January 2, 1995 and Mr. Heinmiller was granted an option to purchase 10,000 shares at $5.25 on March 23, 1995.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer. No other executive officer of the Company had cash compensation that exceeded $100,000, based on salary earned during fiscal 1995.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                           ANNUAL COMPENSATION     COMPENSATION
                                           -------------------     ------------
                              FISCAL                                  STOCK
NAME AND PRINCIPAL POSITION    YEAR          SALARY    BONUS        OPTIONS(1)
---------------------------    ----          ------    -----        ----------
James W. Bracke                1995         $189,073     -            10,000
   President and Chief         1994          188,171     -            25,000
   Executive Officer           1993          153,116     -             5,000

___________________

(1)  Number of shares of common stock purchasable under option grants.

     EMPLOYMENT AND SEVERANCE AGREEMENT. Dr. James W. Bracke, the President, Chief Executive Officer, Secretary and a Director of the Company, entered into an Employment Agreement with the Company dated June 1, 1991, as amended on August 14, 1995, which provides for a term of employment through June 30, 1998 and contains customary confidential disclosure and non-compete provisions. The Agreement provides for A severance payment equal to 300% of Dr. Bracke's base salary paid during the year preceding A termination which is made as a result of a merger or acquisition of the Company or as a result of a change in control of the Company. Dr. Bracke's base salary is currently $183,000 per year and, accordingly, in the event the severance provision of his Employment Agreement were triggered by a merger, acquisition or change in control, the Company or its successor would be obligated to pay him approximately $549,000.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to the Chief Executive Officer, concerning stock options granted to that individual during the last fiscal year:


                               % OF TOTAL                                   POTENTIAL REALIZABLE VALUE
                                 OPTIONS                                      AT ASSUMED ANNUAL RATES
                                 GRANTED                                         OF STOCK PRICE
                                   TO        EXERCISE                        APPRECIATION FOR OPTION
                                EMPLOYEES     OR BASE                                 TERM(4)
                    OPTIONS      IN LAST     PRICE PER       EXPIRATION     --------------------------
NAME                GRANTED       YEAR       SHARE(2)         DATE (3)             5%        10%
----                -------       ----       --------       -------------          --        ---
James W. Bracke     10,000(1)     6.0          $3.88        Oct. 19, 2004       $24,370   $61,758

______________________



(1) Exercisable in cumulative 25% annual installments commencing one year from date of grant (October 19, 1994), with full vesting occurring on the fourth anniversary date.

(2) All options were granted at the market value of the Company's common stock based upon the last reported price on date preceding the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(3)  All options have a ten year term, subject to termination of employment.

(4) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock market conditions, as well as the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.


         OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Chief Executive Officer, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

                                                                                              VALUE OF UNEXERCISED
                          SHARES                          NUMBER OF UNEXERCISED             IN-THE-MONEY OPTIONS AT
                         ACQUIRED                           OPTIONS AT YEAR-END                   YEAR-END(2)
                            ON          VALUE          ----------------------------       ----------------------------
NAME                     EXERCISE     REALIZED(1)      EXERCISABLE    UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
----                     --------     -----------      -----------    -------------       -----------    -------------
James W. Bracke             --           --              67,250         30,417              $37,085         $55,000

____________________


(1) Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2) The closing price for the Company's common stock on June 30, 1995 was $7.75. Value is calculated on the basis of the difference between the option exercise price and $7.75 multiplied by the number of shares of common stock underlying the options.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is composed entirely of non-employee directors, currently consisting of Dr. Carter (Chairman), Ms. Gardner and Messrs. Perkins and Hickey. The Compensation Committee is responsible for approving and recommending to the Board of Directors all short and long term compensation plans for the executive officers of the Company and the Board of Directors and for administering the Company's stock option plans. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

     Set forth below is a report submitted by Dr. Carter, Ms. Gardner and Messrs. Perkins and Hickey in their capacity as the Board's Compensation Committee addressing the Company's compensation policies for fiscal 1995 as they affected the Company's executive officers generally, and specifically as they affected Dr. Bracke, the Company's Chief Executive Officer and the only executive officer whose cash compensation exceeded $100,000 during fiscal 1995.

     The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     The Company's executive compensation has historically consisted of three components: (i) base salaries, (ii) stock options and (iii) cash bonuses, although bonuses have not been paid to any of the Company's executive officers, including Dr. Bracke, during the past five fiscal years. Each of these elements is discussed below:

          BASE SALARIES. In determining the base salaries of each executive officer, the Company has utilized compensation surveys, performance against defined goals and longevity with the Company. The base salaries of the Company's executive officers have generally remained constant in recent years, subject only to cost of living increases or adjustments based on increased responsibilities. However, in fiscal 1995, Dr. Bracke received a stock option in lieu of a salary adjustment, as described below. Dr. Bracke has been subject to an employment contract, pursuant to which his base compensation was initially set.

          STOCK OPTIONS. During fiscal 1995, the Board granted stock options to all of the Company's officers, including Dr. Bracke. These options, which were granted in October 1994, allow Dr. Bracke to purchase 10,000 shares of the Company's common stock and each of the other executive officers to purchase 5,000 shares of the Company's common stock, at $3.88 per share, the fair market value of the shares on the date of grant, exercisable in cumulative 25% installments commencing one year from the date of grant. These stock option grants are intended to focus the Company's officers and key employees, including Dr. Bracke, on long term Company performance which results in improvement in shareholder value and provides a significant earning potential for the recipients. The multi-year vesting requirements for the incentive stock options granted during fiscal 1995 are designed to direct the Company's executives toward steady growth and to retain their services.

     In addition to the compensation described above, the Company allows its executives to participate in other broad-based employee benefit plans, such as the Company's 401(k) plan and its 1990 Employee Stock Purchase Savings Plan, which allows the Company's employees to purchase shares of the Company's Common Stock through payroll deductions at a purchase price of the lower of 85% of the fair market value of the shares on the beginning or ending date of each one-year phase of the Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of Dr. Bracke, the Company's Chief Executive Officer, is set by and subject to the discretion of the Compensation Committee, with approval of the Board of Directors. Dr. Bracke received a 10,000 share option in lieu of a salary adjustment for fiscal 1995. The grant of a stock option in lieu of a salary adjustment for Dr. Bracke reflects the Compensation Committee's recognition of the Company's need to conserve its cash resources.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

Orwin L. Carter, Ph.D., Chairman        Joan L. Gardner   Richard W. Perkins
Robert P. Hickey


                          STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock during the five years ended June 30, 1995 with the cumulative total return on the Nasdaq Stock Market Index (U.S. Companies) and the Index of Nasdaq Pharmaceutical Stocks. The comparison assumes $100 was invested on June 30, 1990 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.


                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN






















                                   6/30/90   6/30/91   6/30/92     6/30/93   6/30/94   6/30/95
Lifecore                           $100.00   $184.44   $248.89     $133.33   $104.44   $137.78
Nasdaq U.S. Companies               100.00    105.89    127.25      159.99    161.61    215.33
Nasdaq Pharmaceutical Stocks        100.00    159.66    198.79      172.80    144.55    193.60

                           2.  APPROVAL OF ACCOUNTANTS

     Grant Thornton LLP, independent certified public accountants, have been auditors of the Company since 1983. The Board of Directors has recommended that the shareholders approve the reappointment of Grant Thornton LLP as the Company's auditors for the current year.

     A representative of Grant Thornton LLP is expected to be present at the Annual Meeting of Shareholders. Such representative will be given the opportunity to make a statement at the Annual Meeting and will be available to answer any appropriate questions.

     The Board of Directors recommends that the shareholders vote "FOR" the proposal to approve the appointment of Grant Thornton LLP, and the enclosed proxy will be so voted unless a contrary vote is indicated. In the event the appointment of Grant Thornton LLP should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time.


                                     GENERAL

     The management of the Company knows of no matter other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

     The Annual Report of the Company which includes the Company's Annual Report on Form 10-K for the year ended June 30, 1995, including consolidated financial statements and schedule thereto, as filed with the Securities and Exchange Commission, is enclosed herewith.

                              By Order of the Board of Directors,



                              James W. Bracke, PRESIDENT

October 23, 1995

                           LIFECORE BIOMEDICAL, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 16, 1995

    The undersigned hereby appoints James W. Bracke or Colleen M. Olson, or either of them, as proxies, with full power of substitution to vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Lifecore Biomedical, Inc., to be held in Minneapolis, Minnesota on November 16, 1995 or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies:

(1)    ELECTION OF DIRECTORS:  / /   WITH AUTHORITY to vote              / /   WITHHOLD AUTHORITY
                                     for all nominees listed below             to vote for all
                                     (except as marked to the contrary)        nominees
       (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE
                           THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
       Richard W. Perkins, John C. Heinmiller, Robert P. Hickey
(2)    PROPOSAL TO APPROVE THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT CERTIFIED PUBLIC
       ACCOUNTANTS OF THE CORPORATION.
       / / FOR             / / AGAINST             / / ABSTAIN
(3)    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.
                                             Dated: _____________________ , 1995
                                             Signed: ___________________________
                                                         (Signature)
                                                     ___________________________
                                                         (Signature)

                                             PLEASE  DATE  AND  SIGN  exactly as
                                             your name(s) appears below
                                             indicating, where proper,  official
                                             position or representative capacity
                                             in  which  you  are  signing.  When
                                             signing as executor, administrator,
                                             trustee  or  guardian,  give   full
                                             title  as  such;  when  shares have
                                             been issued in names of two or more
                                             persons, all should sign.